Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Provides Update on Fourth Quarter Acquisition Activity

$212 Million of Acquisitions Closed During the Quarter

Over $478 Million in Acquisitions Closed in 2018

NEW YORK, January 7, 2019 /PRNewswire/ -- Global Net Lease, Inc. (NYSE: GNL), a real estate investment trust focused on the acquisition of industrial and office properties leased long-term to high quality corporate tenants in select markets in the United States and Europe, today said it has closed on six properties in the fourth quarter 2018, representing 1.3 million square feet for approximately $211.8 million.

The six properties were purchased at a weighted average going-in capitalization rate1 of 6.67%, equating to a weighted-average GAAP capitalization rate2 of 7.23%, with a weighted-average remaining lease term3 of 11.3 years. GNL funded the transactions with mortgage debt and cash on hand, which includes proceeds from a public offering of GNL’s common stock completed in November 2018 and proceeds from other borrowings.

GNL acquired 23 buildings for over $478 million during 2018. The properties were acquired at a weighted average going-in capitalization rate of 7.21%, equating to a weighted-average GAAP capitalization rate of 7.70%, with a weighted-average remaining lease term of 11.6 years.

Property and Tenant Summary

The first of the six properties acquired during the fourth quarter is a newly constructed Class A distribution facility which measures 606,000 square feet and serves as a distribution and cold storage facility. The building is located in Romulus, Michigan and is leased to a national logistics provider for a lease term of ten years which includes annual rent escalators. The guarantor has a Moody’s rating of “Baa2.”

The second property is an industrial building with light manufacturing, warehouse space, and office space. The tenant is a middle-market precision metalworking company which offers its clients a full range of services including process engineering, machining, fabrication, powder coating and assembly. The 65,000 square foot facility features seven dock doors and one drive-in door. The property is located in Massachusetts and is leased for 20 years with annual rent escalations of 1.5%. The guarantor has a Moody’s implied credit rating4 of “B3.”

1 Going-in capitalization rate is a rate of return on a real estate investment property based on the expected, cash rental income that the property will generate under its existing lease during the first year of the lease. Going-in capitalization rate is calculated by dividing the cash rental income the property will generate during the first year of the lease (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property.  The weighted-average going-in capitalization rate is based upon square feet as of the date of acquisition.

2 GAAP capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease. GAAP capitalization rate is calculated by dividing the annualized straight-line rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the acquisition price of the property. The weighted-average GAAP capitalization rate is based upon square feet as of the date of acquisition.

3 The weighted-average remaining lease term in years is based upon square feet as of the date of acquisition.

4 Implied Investment Grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or lease guarantor. Implied Investment Grade ratings are also determined using a proprietary Moody’s analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. The ratings information is as of December 31, 2018.

The third property is a 58,181 square foot distribution building leased to a leading domestic distributor of aftermarket automotive products including collision replacement products, paint products, bumper covers and alloy wheels. The property was built in 2010 and is located in Cullman County, Alabama. It is leased to a subsidiary of the lease guarantor for 12.2 years with a rent increase of 4% in 2026 to a subsidiary of the guarantor. The guarantor has a Moody’s rating of “Ba2.”

The fourth property is Class A built-to-suit industrial building constructed in 2017. The 359,807 square foot property serves as a just-in-time production facility for an automotive manufacturing supplier. The property is located in Shelby Township, Michigan and is leased for 10 years. The lease contains annual rent escalations of 2.0%. The guarantor of the lease has a credit rating of “Ba3” from Moody’s.

The fifth property is a recently constructed 85,646 square foot specialty pharmaceutical distribution center. The facility is used to fulfill medications for rare and complex conditions, where the tenant is mixing specialty compounds. The building is located in Pittsburgh, Pennsylvania and is leased to a subsidiary of the guarantor with 6.9 years remaining on the lease. The lease contains annual rent escalators of 1%. The guarantor holds an investment grade rating of “BBB” from S&P.

The last property is a 113,000 square foot industrial facility. The tenant operates in the specialty coating industry with expertise in polyuria, polyurethane, epoxy, and cementitious technologies. The property will service as the tenant’s manufacturing facility and corporate headquarters. The building is located in Kansas City, Kansas and is leased to a subsidiary of the guarantor. Upon closing, the tenant signed a new 20 year lease with rent escalators of 7.5% every 5 years. The guarantor of the lease has a Moody’s implied rating of “Ba1.”

Fourth Quarter Acquisitions Summary Table

Tenant	Guarantor Credit Rating	Square Feet	Asset Type	Weighted average going-in Cap. Rate	Weighted- average GAAP Cap. Rate	Lease Term (yrs)(1)	Weighted Average Lease Term	Location
National Logistics Provider	Moody’s Baa2	606,000	Distribution			10.0		Romulus, Michigan
Metal Working Manufacturer	Moody’s Implied B3	65,000	Industrial			20.0		Massachusetts
Automotive Distributor	Moody’s Ba2	58,181	Distribution			12.2		Cullman, Alabama
Automotive Manufacturing Supplier	Moody’s Ba3	359,807	Industrial			10.0		Shelby Township, Michigan
Pharmaceutical Supplier	S&P BBB	85,646	Distribution			6.9		Pittsburgh, Pennsylvania
Specialty Coating Manufacturer	Moody’s Implied Ba1	113,000	Industrial			20.0		Kansas City, Kansas
Total		1,287,634		6.67%	7.23%		11.3

(1)	As of the acquisition date.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) Global Net Lease, Inc. (NYSE: GNL) is a real estate investment trust focused on the acquisition of industrial and office properties leased long-term to high quality corporate tenants in select markets in the United States and Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

CONTACT:

Investors and Media:

Email: investorrelations@globalnetlease.com

Phone: (212) 415-6510